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                           LETTER TO CLIENTS RELATING

                                       TO

                          VISHAY INTERTECHNOLOGY, INC.

                     LIQUID YIELD OPTION'TM' NOTES DUE 2021
                           (ZERO COUPON-SUBORDINATED)

                     CUSIP NUMBERS: 928298AC2 AND 928298AD0

                  PURSUANT TO COMPANY NOTICE DATED MAY 5, 2004

                                                                     May 5, 2004

To Our Clients:

    Enclosed for your consideration is a company notice, dated May 5, 2004, relating to the purchase of Liquid Yield Option'TM' Notes due 2021 (Zero Coupon-Subordinated) (LYONs)* of VISHAY INTERTECHNOLOGY, INC., at the option of the holders of the LYONs. A related purchase notice and a notice of withdrawal are also enclosed.

    The option is pursuant to the terms and conditions specified in paragraph 7 of the LYONs, the indenture dated June 4, 2001 that governs the LYONs and the company notice. Under these terms and conditions, Vishay will pay to holders who validly exercise the option a purchase price of $602.77 per $1,000 principal amount at maturity of the LYONs, on the purchase date of June 4, 2004. The purchase price will be paid in the form of shares of common stock, except as set forth below. Each holder of LYONs that exercises the option will receive a number of shares determined by dividing the total amount of cash the holder would have been entitled to receive had the purchase price been paid in cash by the market price of a share of common stock. Market price for these purposes means the average of the closing prices of Vishay common stock in New York Stock Exchange composite trading for the five trading day period ending on the third business day prior to the purchase date, which is the period from May 25, 2004 to and including June 1, 2004. However, Vishay's right to pay the purchase price in stock is subject to a number of conditions, as described in the company notice. If these conditions are not satisfied prior to the close of business on the purchase date, Vishay will be obligated to pay the entire purchase price in cash. Holders may specify in the purchase notice whether in these circumstances they elect to withdraw exercise of the option with respect to some or all of their LYONs or to receive cash.

    In order to exercise the option and receive the purchase price for their LYONs, holders must --

     deliver and not withdraw a purchase notice (or an agent's message according to the procedures of The Depository Trust Company (DTC) for book-entry transfer) prior to 5:00 p.m. New York City time on June 3, 2004, the business date prior to the purchase date; and

     surrender the LYONs (together with any required documentation) to the paying agent prior to, on or after the purchase date, in conformity in all respects to the description of the LYONs in the purchase notice.

The paying agent for the exercise of the option is The Bank of New York.

    The enclosed materials are being forwarded to you as the beneficial owner of LYONs held by us for your account. The option with respect that the LYONs that we hold for you may be exercised only by us pursuant to your instructions. The enclosed purchase notice is furnished to you for your information only and cannot be used by you to exercise the option. Accordingly, we request instructions as to whether you wish us to exercise the option with respect to the LYONs that we hold for your account. We also request instruction whether, if you exercise the option and

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* 'Liquid Yield Option' and 'LYON' are trademarks of Merrill Lynch & Co., Inc.




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the option price cannot be paid in shares of Vishay common stock, you elect to withdraw exercise of the option with respect to some or all of your LYONs or to receive cash.

    Your prompt action is requested. The option will expire at 5:00 p.m., New York City time on June 3, 2004, the day before the purchase date, and will not be extended. If you want us to exercise the option on your behalf, you must give us your instructions on a timely basis so that we may do so in advance of the time of expiration of the option.

    The exercise of the option with respect to any LYONs may be withdrawn at any time prior to 5:00 p.m., New York City time on June 3, 2004. The enclosed notice of withdrawal is furnished to you for your information only and cannot be used by you to withdraw exercise of the option. If, after instructing us to exercise the option on your behalf, you want us to withdraw the exercise, either in whole or in part, you must give us a timely instruction to that effect.

    If you want us to exercise the option with respect to any of your LYONs, please so instruct us by completing, executing and returning to us the instruction form on the next page of this letter. If you authorize exercise of the option with respect to your LYONs, we will exercise the option with respect to the entire principal amount at maturity of your LYONs unless you otherwise specify.

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                                  INSTRUCTIONS

    The undersigned acknowledge(s) receipt of your letter, the enclosed company notice and the related purchase notice in connection with the option. This will instruct you to exercise the option with respect to the principal amount at maturity of LYONs indicated below (or, if no amount is indicated below, the entire principal amount at maturity of the LYONs) held by you for the account of the undersigned, subject to the terms and conditions set forth in the company notice and the purchase notice.

PRINCIPAL AMOUNT AT MATURITY OF LYONS WITH RESPECT TO WHICH THE OPTION IS TO BE EXERCISED:*

$___________________________________________.

                      ELECTION TO WITHDRAW OR RECEIVE CASH
               (IF THE CONDITIONS TO THE RIGHT OF VISHAY TO MAKE
           PAYMENT OF THE PURCHASE PRICE IN STOCK ARE NOT SATISFIED)

    If Vishay is required to make payment of the purchase price in cash because the conditions to its right to make payment in shares of common stock are not satisfied, the undersigned instructs you to withdraw exercise of the option with respect to the principal amount at maturity of LYONs indicated below. If no amount is indicated below, the undersigned will receive cash in payment of the purchase price for the entire principal amount at maturity of LYONs with respect to which you have received instruction to exercise the option, as indicated above. If the amount indicated below is less than the entire principal amount at maturity of LYONs with respect to which you have received instruction to exercise the option, you are instructed to withdraw exercise of the option with respect to the principal amount at maturity of LYONs set forth below, and the undersigned will receive cash in payment of the purchase price for the remaining principal amount at maturity of LYONs with respect to which you have received instruction to exercise the option.

Principal amount at maturity of LYONs to be withdrawn (if
less than the entire principal amount at maturity of LYONs
indicated above is to be withdrawn, the withdrawn amount
must be in integral multiples of $1,000 principal amount at
maturity):                                                   $____________________




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* Unless you instruct us to exercise the option with respect to all of the LYONs that we hold for your account, you may instruct us to exercise the option only in increments of $1,000 principal amount at maturity of the LYONs. We will not exercise the option with respect to any of the LYONs that we hold for your account unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) below shall constitute an instruction to us to exercise the option with respect to all the LYONs held by us for your account.

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                                  SIGNATURE(S)

  Authorized Signature:                           __________________________

  Name:                                           __________________________
                                                       (please print)

  Capacity:                                       __________________________

  Address:                                        __________________________

                                                  __________________________

  Area Code and Telephone Number:                 __________________________

  Tax ID. or S.S. Number(s):                      __________________________

  Date:                                           ____________________, 2004

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